Exhibit 99.1

COURTYARD

Garden Inn

SEPTEMBER 30, 2012

APPLE REIT TEN *2012 Third Quarter*

DEAR SHAREHOLDER, Beginning in 2011 and continuing through the first nine months of this year, the hotel industry has seen steady improvement as compared to the challenging economic conditions that negatively impacted the industry in 2009 and 2010. As hotel industry fundamentals continue to strengthen, I am confident that Apple REIT Ten, Inc. is entering the lodging marketplace at an opportune time. At October 31, 2012, total gross proceeds raised for the Company totaled $707 million and our portfolio included 31 Marriott®- and Hilton®-branded hotels with 3,882 guestrooms, strategically diversified across 15 states.

We are pleased with the performance of the Apple REIT Ten portfolio of hotels during this initial stage of ownership. For the three- and nine-month periods ending September 30, 2012, our hotels reported an average occupancy rate of 73 percent and 71 percent, an average daily rate (ADR) of $115 and $114, and revenue per available room (RevPAR) of $84 and $81, for the period owned by the Company. Modified funds from operations (MFFO) for the third quarter of this year totaled $10.2 million, or $0.17 per share, and for the nine-month period ending September 30, 2012, MFFO totaled $26.5 million, or $0.51 per share. Although multiple factors within the hotel industry and the general economy will contribute to the pace at which our hotels continue to ramp up, industry analysts anticipate improvements in operations in the coming months and years. As our period of ownership lengthens, year-over-year comparisons will become more meaningful.

Apple REIT Ten paid distributions of $0.21 per share during the third quarter of this year. The Company closely monitors our annualized distribution rate of $0.825 per share, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources. Due to the timing of acquisitions and fundraising, a portion of your 2012 distribution will be treated as return of capital for tax purposes.

Our team at Apple REIT Ten remains committed to maximizing shareholder value through our conservative approach to the ownership of high-quality, well-branded hotels. We currently have five hotels under contract for purchase and our acquisition team continues to work to identify additional strategic real estate opportunities that we believe will grow the value of your investment over the long term.

As an Apple REIT Ten shareholder, we encourage you to stay informed, ask questions and know your investment. In addition to our correspondences, there are a number of resources available to you which can be found at www.applereitten.com or www.sec.gov. I look forward to sharing our continued progress with you in upcoming shareholder communications.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended September 30, 2012	Nine months ended September 30, 2012
REVENUES
Room revenue	$29,627	$80,422
Other revenue	2,855	8,004

Total revenue	$32,482	$88,426

EXPENSES
Direct operating expense	$8,069	$21,763
Other hotel operating expenses	11,905	33,215
General and administrative	1,148	3,470
Depreciation	4,094	11,582
Acquisition-related costs	607	1,541
Interest expense, net	1,140	3,462

Total expenses	$26,963	$75,033

NET INCOME
Net income	$5,519	$13,393

Net income per share	$0.09	$0.26

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$5,519	$13,393
Depreciation of real estate owned	4,094	11,582

Funds from operations (FFO)	$9,613	$24,975
Acquisition-related costs	607	1,541

Modified funds from operations (MFFO)	$10,220	$26,516

FFO per share	$0.16	$0.48
MFFO per share	$0.17	$0.51

WEIGHTED- AVERAGE SHARES OUTSTANDING	58,701	52,066

OPERATING STATISTICS
Occupancy	73%	71%
Average daily rate	$115	$114
RevPAR	$84	$81
Number of hotels	31	31
Distributions per share	$0.21	$0.62

Balance Sheet Highlights (Unaudited)

(In thousands)	September 30, 2012	December 31, 2011
ASSETS
Investment in real estate, net	$507,799	$452,205
Cash and cash equivalents	125,019	7,079
Other assets	17,101	11,938

Total assets	$649,919	$471,222

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$81,584	$69,636
Other liabilities	7,020	5,671

Total liabilities	88,604	75,307
Total shareholders’ equity	561,315	395,915

Total liabilities & shareholders’ equity	$649,919	$471,222

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes the costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2012, and the results of operations for the interim period ended September 30, 2012. Such interim results are not necessarily indicative of the results that can be expected for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2011 Annual Report.

Clockwise from left: HAMPTON INN & SUITES, CEDAR RAPIDS, IA; SPRINGHILL SUITES, RICHMOND, VA; HOME2 SUITES, JACKSONVILLE, NC

CORPORATE PROFILE Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Hilton Garden Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, and Hampton Inn & Suites® brands. As of October 31, 2012, the Apple REIT Ten portfolio consisted of 31 hotels with 3,882 guestrooms in 15 states. MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: COURTYARD, HOUSTON, TX; FAIRFIELD INN & SUITES, TALLAHASSEE, FL; HOMEWOOD SUITES , ROUND ROCK , TX; HOME2 SUITES, CHARLESTON, SC; COURTYARD, SAN DIEGO, CA; HILTON GARDEN INN, HOFFMAN ESTATES, IL

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Mobile
ARIZONA
Scottsdale
CALIFORNIA
San Diego
COLORADO
Denver
FLORIDA
Boca Raton, Gainesville (2), Pensacola, Tallahassee
ILLINOIS
Des Plaines, Hoffman Estates, Skokie
INDIANA
Merrillville, South Bend
IOWA
Cedar Rapids (2), Davenport
NORTH CAROLINA
Charlotte, Jacksonville, Winston-Salem
NEBRASKA
Omaha
OHIO
Mason
SOUTH CAROLINA
Charleston, Columbia
TENNESSEE
Knoxville (3), Nashville
TEXAS
Houston, Round Rock
VIRGINIA
Richmond

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitten.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com